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                                                                    Exhibit 10.8


                              LEXINGTON OFFICE PARK
                            LEXINGTON, MASSACHUSETTS

                            LEASE dated July 21, 1999

         THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the

Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 430 Bedford

Street, Lexington, Massachusetts, being one (1) of two (2) buildings which together with the land on which said buildings are located and other improvements thereon constitute the Lexington Office Park (sometimes hereinafter called the "Complex").

         The parties to this Indenture of Lease hereby agree with each other as follows:

                                    ARTICLE I

                                 REFERENCE DATA

1.1      Subjects Referred To:

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
         Article:


         LANDLORD:                              Trustees of Elandzee Trust under
                                                Declaration of Trust dated March
                                                27, 1972, recorded with the
                                                Middlesex South District
                                                Registry of Deeds in Book 12237,
                                                Page 161 as amended by
                                                instrument dated January 23,
                                                1991 recorded with said Registry
                                                in Book 20987, Page 157 but not
                                                individually.

         LANDLORD'S ORIGINAL                    c/o Boston Properties, Inc. 8
         ADDRESS:                               Arlington Street Boston,
                                                Massachusetts 02116


         LANDLORD'S                             Stacey A. Baker
         CONSTRUCTION
         REPRESENTATIVE:

         TENANT:                                Centra Software. Inc., a
                                                Delaware corporation

         TENANT'S ORIGINAL                      430 Bedford Street
         ADDRESS:                               Lexington, MA 02420

         TENANT'S CONSTRUCTION                  Steve Johnson
         REPRESENTATIVE:

         PREMISES A
         COMMENCEMENT DATE:                     September 1, 1999

         PREMISES B
         COMMENCEMENT DATE:                     March 1, 2000

         PREMISES C
         COMMENCEMENT DATE:                     August 1, 2001

         TERM (SOMETIMES CALLED                 The Lease Term applicable to
         THE "ORIGINAL TERM"):                  that portion of the Building
                                                Tenant is leasing at any given
                                                time.

         PREMISES A LEASE TERM:                 That period of time commencing
                                                on the Premises A Commencement
                                                Date and expiring on August 31,
                                                2001, unless extended or sooner
                                                terminated as provided in this
                                                Lease.

         PREMISES B LEASE TERM:                 That period of time commencing
                                                on the Premises B Commencement
                                                Date and expiring on August 31,
                                                2001, unless extended or sooner
                                                terminated as provided in this
                                                Lease.

         PREMISES C LEASE TERM:                 That period of time commencing
                                                on the Premises C Commencement
                                                Date and expiring on August 31,
                                                2001, unless extended or sooner
                                                terminated as provided in this
                                                Lease.


         EXTENSION OPTION:                      One (1) period of two (2) years
                                                as provided in and on the terms
                                                set forth in Section 8.20
                                                hereof.

         THE SITE:                              That certain parcel of land
                                                located on the southerly side of
                                                Bedford Street in Lexington,
                                                Middlesex County, Massachusetts,
                                                being more particularly
                                                described in Exhibit A attached
                                                hereto.

         THE BUILDING:                          The Building known as and
                                                numbered 430 Bedford Street,
                                                Lexington, Massachusetts, and
                                                being one (1) of two (2)
                                                buildings located in the
                                                "Complex". The Building is
                                                appropriately labeled on Exhibit
                                                A-1 attached hereto and hereby
                                                made a part hereof.

         THE BUILDINGS:                         The two (2) buildings located on
                                                the Site which buildings include
                                                the Building (hereinbefore
                                                referred to) and the building
                                                known as and numbered 420
                                                Bedford Street in said
                                                Lexington. The Buildings as
                                                herein identified by street
                                                number are labeled as such on
                                                the Site Plan attached hereto as
                                                Exhibit A-1.

         TENANT'S SPACE                         That portion of the Building
         (SOMETIMES CALLED                      which Tenant is leasing at any
         THE "PREMISES"):                       time pursuant to the provisions
                                                of this Lease.

         PREMISES A:                            A portion of the second (2nd)
                                                floor of the Building in
                                                accordance with the floor plan
                                                annexed hereto as Exhibit D and
                                                incorporated herein by
                                                reference.

         PREMISES B:                            A portion of the second (2nd)
                                                floor of the Building in
                                                accordance with the floor plan
                                                annexed hereto as Exhibit D and
                                                incorporated herein by
                                                reference.

         PREMISES C:                            A portion of the second (2nd)
                                                floor of the Building in
                                                accordance with the floor plan
                                                annexed hereto as Exhibit D and
                                                incorporated herein by
                                                reference.

         NUMBER OF
         PARKING SPACES:                        Twenty-Four (24) during the
                                                period from September 1, 1999
                                                through February 28, 2000;
                                                Thirty-Four (34) during the
                                                period from March 1, 2000
                                                through July 31, 2001; and
                                                Sixty-Four (64) during the
                                                period from August 1, 2001
                                                through the scheduled expiration
                                                date of the Term unless extended
                                                or sooner terminated.

         ANNUAL FIXED RENT:                     The sum of the Annual Fixed
                                                Rents applicable to the Premises
                                                at any given time under lease to
                                                Tenant in the Building.

         ANNUAL FIXED RENT FOR PREMISES A:      (a) During the Original Tenn of
                                                this Lease at the annual rate of
                                                $198,612.00 (being the product
                                                of (i) $27.00 and (ii) the
                                                "Rentable Floor Area of Premises
                                                A" (hereinafter defined in this
                                                Section 1.1).

                                                (b) During the extension option
                                                period (if exercised), as
                                                determined pursuant to Section
                                                8.20.

         ANNUAL FIXED RENT FOR PREMISES B:      (a) During the Original Term of
                                                this Lease at the annual rate of
                                                $81,243.00 (being the product of
                                                (i) $27.00 and (ii) the
                                                "Rentable Floor Area of Premises
                                                B" (hereinafter defined in this
                                                Section 1.1).

                                                (b) During the extension option
                                                period (if exercised), as
                                                determined pursuant to Section
                                                8.20.

         ANNUAL FIXED RENT FOR PREMISES C:      (a) During the Original Term of
                                                this Lease at the annual rate of
                                                $242,568,00 (being the product
                                                of (i) $27.00 and (ii) the
                                                "Rentable Floor Area of Premises
                                                C" (hereinafter defined in this
                                                Section 1.1).

                                                (b) During the extension option
                                                period (if exercised), as
                                                determined pursuant to Section
                                                8.20.

         BASE OPERATING EXPENSES:               Landlord's Operating Expenses
                                                (as hereinafter defined in
                                                Section 2.6) for calendar year
                                                1999, being January 1, 1999
                                                through December 31, 1999.

         BASE TAXES:                            Landlord's Tax Expenses (as
                                                hereinafter defined in Section
                                                2.7) for fiscal tax year 1999
                                                being July 1, 1998 through June
                                                30, 1999.

         TENANT ELECTRICITY:                    Initially as provided in Section
                                                2.5 subject to adjustment as
                                                provided in Section 2.8.

         RENTABLE FLOOR AREA                    The rentable floor area of all
         OF TENANT'S SPACE                      the space at any given time
         (SOMETIMES ALSO CALLED                 leased to Tenant in the Building
         "RENTABLE FLOOR                        pursuant to this Lease.
         AREA OF THE PREMISES" OR
         "RENTABLE FLOOR AREA OF
         TENANT'S SPACE"):

         RENTABLE FLOOR AREA OF
         PREMISES A:                            7,356 square feet

         RENTABLE FLOOR AREA OF
         PREMISES B:                            3,009 square feet

         RENTABLE FLOOR AREA OF
         PREMISES C:                            8,984 square feet

         TOTAL RENTABLE FLOOR AREA
         OF THE BUILDING:                       84,500 square feet.

         TOTAL RENTABLE FLOOR
         AREA OF THE BUILDINGS:                 169,000 square feet.

         PERMITTED USES:                        Office purposes.

         INITIAL MINIMUM LIMITS OF              $3,000,000.00 combined single
         TENANT'S COMMERCIAL                    limit per occurrence on a per
         GENERAL LIABILITY                      location basis.
         INSURANCE:

         BROKER:                                Fallon, Hines & O'Connor, Inc.
                                                One Post Office Square
                                                33rd Floor
                                                Boston, MA 02109


1.2      Exhibits. There are incorporated as part of this Lease:

         EXHIBIT A      Description of Site

         EXHIBIT A-1    Site Plan of Complex

         EXHIBIT B      Intentionally Omitted

         EXHIBIT C      Landlord's Services

         EXHIBIT D      Floor Plans

         EXHIBIT E.     Form of Confidentiality Agreement

1.3      Table of Articles and Sections

         ARTICLE I--REFERENCE DATA

         1.1      Subjects Referred to

         1.2      Exhibits

         1.3      Table of Articles and Sections

         ARTICLE II--PREMISES, TERM AND RENT

         2.1      The Premises

         2.2      Rights To Use Common Facilities

                  2.2.1    Tenant's Parking

         2.3      Landlord's Reservations

         2.4      Habendum

         2.5      Monthly Fixed Rent Payments

         2.6      Adjustment for Operating Expenses

         2.7      Adjustment for Real Estate Taxes

         2.8      Adjustment for Tenant Electricity

         ARTICLE III--CONSTRUCTION

         3.1      Delivery of Premises

         3.2      Intentionally Omitted

         3.3      Alterations and Additions

                  3.3.1    Certain Alterations

         3.4      General Provisions Applicable to Construction

         ARTICLE IV--LANDLORD'S COVENANTS; INTERRUPTIONS AND
         DELAYS

         4.1      Landlord's Covenants

                  4.1.1 Services Furnished by Landlord

                  4.1.2 Additional Services Available to Tenant

                  4.1.3 Roof, Exterior Wall, Floor Slab and Common Facility
                        Repairs

                  4.1.4 Door Signs

                  4.1.5 Landlord's Insurance

         4.2      Interruptions and Delays in Services and Repairs, etc.

         ARTICLE V--TENANT'S COVENANTS

         5.1      Payments

         5.2      Repair and Yield Up

         5.3      Use

         5.4      Obstructions; Items Visible From Exterior; Rules and
                  Regulations

         5.5      Safety Appliances; Licenses

         5.6      Assignment; Sublease

         5.7      Indemnity; Insurance

         5.8      Personal Property at Tenant's Risk

         5.9      Right of Entry

         5.10     Floor Load; Prevention of Vibration and Noise

         5.11     Personal Property Taxes

         5.12     Compliance with Laws

         5.13     Payment of Litigation Expenses

         ARTICLE VI--CASUALTY AND TAKING

         6.1      Fire and Casualty-Termination or Restoration; Rent Adjustment

         6.2      Uninsured Casualty

         ARTICLE VII--DEFAULT

         7.1      Tenant's Default

         7.2      Landlord's Default

         ARTICLE VIII--MISCELLANEOUS PROVISIONS

         8.1      Extra Hazardous Use

         8.2      Waiver

         8.3      Cumulative Remedies

         8.4      Quiet Enjoyment

         8.5      Notice To Mortgagee and Ground Lessor

         8.6      Assignment of Rents

         8.7      Surrender

         8.8      Brokerage

         8.9      Invalidity of Particular Provisions

         8.10     Provisions Binding, Etc.

         8.11     Recording

         8.12     Notices

         8.13     When Lease Becomes Binding

         8.14     Section Headings

         8.15     Rights of Mortgagee

         8.16     Status Report and Financial Statements

         8.17     Self-Help

         8.18     Holding Over

         8.19     Non-Subrogation

         8.20     Extension Option

         8.21     Late Payment

         8.22     Governing Law


                                   ARTICLE II

                             PREMISES, TERM AND RENT

2.1 Landlord, hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease and being one of the two (2) Buildings erected on the Site by the Landlord; the term "Site"means all, and also any part of the Land described in Exhibit A, upon which the two (2) Buildings are located, plus any additions or reductions thereto resulting from the change of any abutting street line. The term "Property" means the two (2) Buildings and the Site.

2.2 Tenant shall have, as appurtenant to the Premises, the non- exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

2.2.1 In addition, Tenant shall have the right to use in the parking area the Number of Parking Spaces for the parking of automobiles in common with use by other tenants of the Complex, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises, and shall not materially reduce the Rentable Floor Area of the Premises. In the event of any change in the square footage of the Premises resulting from Landlord's exercise of its rights pursuant to this Section 2.3, Annual Fixed Rent payable hereunder shall be adjusted to equal the product of (i) the Rentable Floor Area of the Premises (as adjusted) and (ii) the Annual Fixed Rent payable per square foot at the time of such adjustment. Except in the case of emergencies, Landlord agrees to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

2.4 Tenant shall have and hold the Premises for a period commencing on the applicable Commencement Date as set forth in Section 1.1 hereof, and continuing for the Term unless sooner terminated as provided in Article VI or Article VII, or unless extended as provided in Section 8.20.

2.5 Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice,
         (1) (a) on the applicable Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (1) (b) on the applicable Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of $.85 per annum for each square foot of Rentable Floor Area of Tenant's Space for tenant electricity subject to escalation as provided in Section 2.8 and (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the annual fixed rent as determined in Section 8.20 for the extension option period plus
         (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties, Inc., Agents, at 8 Arlington Street, Boston, Massachusetts 02116, and all remittances received by Boston Properties, Inc., as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

         Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

         Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

         The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude (a) costs of special services rendered to tenants (including Tenant) for which a separate charge is made; (b) all capital expenditures and depreciation, except as otherwise explicitly provided in this Section 2.6; (c) leasing fees or brokerage commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building;
         (d) interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Site; (e) any increase in Landlord's insurance premiums resulting from any unusual tenant activity only to the extent such additional cost can be identified by the insurer; (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant); (g) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement; (h) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased; (i) legal fees paid in order in connection with the enforcement of any lease in the Building; (j) salaries or other compensation paid to employees above the grade of building manager (including, without limitation, profit sharing and bonuses); (k) costs resulting solely from the gross negligence of Landlord, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any additional rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and additional rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce operating expenses if Landlord shall have reasonably determined that the annual reduction in operating expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force (herein collectively called "Legal Requirements"); plus (b) in the case of both
         (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

         "Operating Expenses Allocable to the Premises" means (i) the same proportion of Landlord's Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building plus (ii) the same proportion of Landlord's Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Buildings.

         "Base Operating Expenses" is hereinbefore defined in Section 1.1.

         "Base Operating Expenses Allocable to the Premises" means (i) the same proportion of Base Operating Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building plus (ii) the same proportion of Base Operating Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Buildings.

         If with respect to any calendar year failing within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises, (a) for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises, or (b) for a full calendar year are less than Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year are less than the corresponding fraction of Base Operating Expenses Allocable to the Premises then, in the case of (a) Tenant shall pay to Landlord, as additional rent, the amount of such excess, or in the case of (b) Landlord shall credit of such difference against monthly installments of fixed rent next thereafter coming due or against any sums then due from Tenant to Landlord under this Lease (or refund such difference if the Term has ended and Tenant has no further obligation to Landlord). Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. (The Base Operating Expenses Allocable to the Premises do not include the $.85 for tenant electricity to be paid by Tenant at the time of payment of Annual Fixed Rent and for which provision is made in Section 2.5 hereof, separate provision being made in Section 2.8 of this Lease for Tenant's share of increases in electricity costs.)

         Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as additional rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord). Upon no less than three
         (3) business days prior notice to Landlord, Tenant, at Tenant's expense, may examine Landlord's books and records regarding such statement at any reasonable time specified by Landlord during Landlord's business hours at a place designated by Landlord, but Landlord need not retain such books or records for more than three (3) years after the close of the applicable calendar year. Tenant shall hold such books and records in confidence and not disclose the same to any other party, including, without limitation, any other tenant in the Buildings. If such examination reveals that Landlord's Operating Expenses for a calendar year have been (a) overstated by Landlord, then an equitable adjustment shall be made in the amount paid or payable pursuant to this Section 2.6 for such calendar year, and appropriate credit shall be made against (i) monthly installments of Annual Fixed Rent next thereafter coming due or (ii) any other sums due from Tenant to Landlord under this Lease (or refund such amount if the Term has ended and Tenant has no further obligation to Landlord other than an indemnification obligation for which no claim has been made) or
         (b) understated by Landlord, then an equitable adjustment shall be made in the amount paid or payable pursuant to this Section 2.6 for such calendar year and an appropriate payment shall be made by Tenant to Landlord within thirty (30) days after Landlord bills Tenant therefor.

         In addition, Tenant shall make payments monthly on account of Tenant's share of increases in operating expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in operating expenses for each calendar year during the Term.

         Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Buildings rather than to any other causes.

2.7 If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined (a) for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises, or (b) for a full Tax Year subsequent to the date of full assessment are less than Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year subsequent to the date of full assessment are less than the corresponding fraction of Base Taxes Allocable to the Premises; then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, in the case of (a) Tenant shall pay to Landlord, as additional rent, the amount of such excess, or in the case of (b) Landlord shall credit such difference against monthly installments of fixed rent next thereafter coming due (or refund such overpayment if the Term has ended and Tenant has no further obligation to Landlord). In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding Tax Year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

         Terms used herein are defined as follows:

                  (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

                  (ii) "Landlord's Tax Expenses Allocable to the Premises" means (i) the same proportion of Landlord's Tax Expenses for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building, plus (ii) the same proportion of Landlord's Tax Expenses for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

                  (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

                  (iv)     "Base Taxes" is hereinbefore defined in Section 1.1.

                  (v) "Base Taxes Allocable to the Premises" means (i) the same proportion of Base Taxes for and pertaining to the Building as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building, plus (ii) the same proportion of Base Taxes for and pertaining to the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Buildings.

                  (vi) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Building or Site which the Landlord shall be required to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including without limitation, if applicable the excise prescribed by Mass Gen Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the Town of Lexington pursuant to agreement between Landlord and the Town) and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined, Landlord hereby agreeing to elect to pay any such special tax or special assessment over the longest period of time permitted by law without the imposition of penalty. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

2.8 If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the cost of furnishing electricity to the Building, including common areas and facilities and space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services for a full calendar year) exceeds $.85 per square foot of Rentable Floor Area of the Building, or for any such fraction of a calendar year exceeds the corresponding fraction of $.85 per square foot of Rentable Floor Area of the Building, then Tenant shall pay to Landlord, as additional rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, its proportionate share of the amount of such excess. Payments by Tenant on account of Tenant's share of such excess (i.e. the same ratio of such excess as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building) shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such excess for each calendar year during the Term.

         Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity to the Building. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

                                   ARTICLE III

                                  CONSTRUCTION

3.1 Landlord shall deliver each portion of the Premises to Tenant on the applicable Commencement Date as specified in Section 1.1 hereof in "as-is" condition. Landlord shall have no obligation to perform any additions, alterations, improvements or demolition to the Premises nor shall Landlord be responsible for the installation or connection of Tenant's computer, telephone or other communications equipment, systems or wiring.

3.2      Intentionally Omitted.

3.3 This Section 3.3 shall apply before and during the Term. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will delay completion of the Premises or Building, or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2 except for any additions or alterations which Tenant requests to remain in the Premises in Tenant's notice seeking Landlord's consent for the installation thereof (which notice shall specifically refer to this Section 3.3) and for which Landlord specifically agrees in writing may remain. Notwithstanding the foregoing, upon the expiration or earlier termination of the Lease, Tenant may remove its telephone system, however, Tenant may not remove any wiring without first obtaining Landlord's consent. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as additional rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

3.3.1 Notwithstanding the terms of Section 3.3, Tenant shall have the right, without obtaining the prior consent of Landlord, to make alterations, additions or improvements to the Premises where:

                  (i) the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

                  (ii) the same do not affect the roof, walls, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air conditioning and fire protection systems of the Building;

                  (iii) the cost of any individual alteration, addition or improvement shall not exceed $2,500.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during the Lease Term shall not exceed $10,000.00 in cost; and

                  (iv) Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

         provided, however, that Tenant shall, within fifteen (15) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement at the expiration or earlier termination of the Lease Term.

3.4 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1      Landlord covenants:

4.1.1 To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2 To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.1.3 Subject to the escalation provisions of Section 2.6 and except as otherwise provided in Article VI, (i) to make such repairs and replacements to the roof, exterior walls, floor slabs and common areas and facilities including without limitation the plumbing, electrical, mechanical, heating, ventilating, air-conditioning and other systems serving the base building (excluding any systems installed by Tenant) as may be necessary to keep them in good, working order and condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston Suburban Market.

4.1.4 To provide and install, at Landlord's expense, letters or numerals on doors in the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

4.1.5 Landlord shall carry at all times during the Term of this Lease (i) commercial general liability insurance with respect to the Building in an amount not less than $3,000,000.00 combined single limit per occurrence and (ii) insurance against loss or damage with respect to the Buildings covered by the so-called "at risk" type insurance coverage in an amount equal to at least the replacement value of the Building. Landlord may also maintain such other insurance as may from time to time be required by a mortgagee holding a mortgage lien on the Building. Further, Landlord may also maintain such insurance against loss of annual fixed rent and additional rent and such other risks and perils as Landlord deems proper. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Section 2.6.

4.2 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section
         3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                    ARTICLE V

                               TENANT'S COVENANTS

         Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 To pay when due all fixed rent and additional rent and all charges for utility services rendered to the Premises and service inspections therefor (except as otherwise provided in Exhibit C) and, as further additional rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto made by Tenant in good order, repair and condition, reasonable wear and tear excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination (unless otherwise specified by Landlord as set forth in Section 3.3), the wiring for Tenant's computer, telephone and other communication systems and equipment and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other building by Tenant, Tenant's independent contractors, Tenant' s employees or Tenant's invitees.

5.3 Continuously from the commencement of the Term to use and occupy the Premises for the Permitted Uses only, and not to injure or deface the Premises, Building, the other building or Site nor to permit in the Premises or on the Site any auction sale, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further,
         (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C.
         Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

5.4 Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the other building or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord of uniform application to all occupants of the Building, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations.

5.5 To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6 Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the foregoing provisions of Section 5.6 above and the provisions of Section 5.6.2 below, but subject to the provisions of Sections 5.6.3, 5.6.4 and 5.6.5 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease.

5.6.1.1 Notwithstanding the provisions of Section 5.6.1 above but subject to the provisions of this Section 5.6.1.1 and the provisions of Sections 5.6.3, 5.6.4 and 5.6.5, Tenant may sublease less than twenty percent (20%) of the Rentable Floor Area of the Premises in the aggregate provided that in each instance Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed subleasing if:

                  (a) the proposed subtenant is not of a character consistent with the operation of a first class office building (by way of example, Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

                  (b) the proposed subtenant is not of good character or reputation, or

                  (c) the proposed subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

                  (d) the subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section
                           1.1 hereof, or

                  (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

                  (f) there shall be existing an Event of Default (defined in section 7.1).

5.6.2 Notwithstanding the provisions of Section 5.6.1 above, but subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.3, 5.6.4 and 5.6.5 below, Tenant covenants and agrees not to assign this Lease or to sublet twenty percent (20%) or more of the Rentable Floor Area of the Premises (which shall be deemed to include, without limitation, any proposed subleasing which together with prior subleasings would result in an area equal to or greater than twenty (20%) percent of the Rentable Floor Area of the Premises in the aggregate being the subject of one or more subleases) without, in each instance, having first obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

                  (a) the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example, Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

                  (b) the proposed assignee or subtenant is not of good character or reputation, or

                  (c) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

                  (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

                  (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

                  (f) there shall be existing an Event of Default (defined in Section 7.1), or

                  (g) in the case of a proposed assignment, Landlord elects, at its option, by notice given within thirty
                           (30) days after receipt of Tenant's notice given pursuant to Section 5.6.3 below, to terminate this Lease as of a date which shall be not earlier than sixty (60) days nor later than one hundred twenty
                           (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease, or

                  (h) in the case of a proposed subleasing which together with prior subleasings would result in an area equal to twenty percent (20%) or more of the Rentable Floor Area of the Premises being the subject of one or more subleases, Landlord elects, at its option, by notice given within thirty (30) days after receipt of Tenant's notice given pursuant to Section 5.6.3 below, to terminate this Lease as to such portions of the Premises proposed to be sublet which would, if made, result in an area greater than twenty percent (20%) of the Rentable Floor Area of the Premises being sublet (herein called the "Terminated Portion of the Premises") as of a date which shall be not earlier than sixty (60) days nor later than one hundred twenty (120) days after Landlord's notice to Tenant; provided, however that upon the termination date as set forth in Landlord's notice, all of Landlord's and Tenant's obligations as to the Terminated Portion of the Premises relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and provided, further, that this Lease shall remain in full force and effect as to the remainder of the Premises, except that from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises, and provided further that Landlord shall have the right to make such alterations and improvements as may be required to separately demise the Terminated Portion of the Premises.

5.6.3 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.2 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis),
         (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, all other information necessary to make the determination referred to in Section 5.6.2 above and (e) in the case of a proposed assignment or subletting pursuant to
         Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

         If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole but not part of the Premises) or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.1.1 shall be applicable.

5.6.4 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, additional rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

         The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/ Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and additional rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, additional rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment.

         All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

5.6.5 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
         Section 5.6.2 above, that both Tenant and the assignee or sublessee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections 5.6 through 5.6.5 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

         (B) As additional rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

         (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.5 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

         (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.2 shall in no way be construed to relieve Tenant from obtaining the express consent in writing to Landlord to any further assignment or subletting.

         (E) In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress; and
         (ii), in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises.

5.7 (A) To defend with counsel first approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises to the extent not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

         (B) To maintain commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlords managing agent (and such persons as are in privity of estate with Landlord and Landlords managing agent as may be set out in notice from time to time) as additional insureds as well as Tenant with limits which shall, at the commencement of the Tenn, be at least equal to those stated in Section 1.1 and from time to time during the Tenn shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be canceled until after ten (10) days' written notice to Landlord. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

5.8 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease insurance against loss or damage covered by the so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.

5.9 To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the eighteen
         (18) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10 Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

5.13 As additional rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

                                   ARTICLE VI

                               CASUALTY AND TAKING

6.1 In case during the Lease Term the Building or the Site are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

         In case during the portion of the Term prior to August 31, 2001 or last year of the Term during the Extended Tenn referred to in Section 8.20 the Premises are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five
         (45) days after the date of notice of such termination.

         Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

         If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated from the date of damage until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

         Unless such restoration is completed within eight (8) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond fifteen
         (15) months from the date of the casualty or taking), Tenant shall have the right to terminate this Lease at any time after the expiration of such eight (8) month (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

6.2 Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty
         (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken), provided, that Landlord shall terminate all other leases and occupancy agreements in the Building affected by the taking. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds.

         If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

         Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE VII

                                     DEFAULT

7.1 If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

                  (a) Tenant shall fail to pay the fixed rent, additional rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for seven (7) days after notice from Landlord thereof, or

                  (b) Landlord having rightfully given the notice specified in subdivision (a) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, additional rent or other charges on or before the date on which the same become due and payable, or

                  (c) Tenant shall fail to perform or observe any other term or condition contained in this Lease and Tenant shall not commence to cure such failure within thirty
                           (30) days after notice from Landlord to Tenant thereof and promptly and diligently complete the curing of the same, or

                  (d) The estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment or trust mortgage arrangement, so- called, shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Act now or hereafter enacted and the same shall not be fully and finally dismissed within 60 days after institution of the same, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts, then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than fourteen (14) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant will then quit and surrender the Premises to Landlord; and in the event that this Lease is terminated under any of the provisions contained in Section
         7.1 or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

         Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against

         Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

         At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, Tenant shall pay to Landlord such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of six percent (6%), of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above (b) the discounted present value, at a discount rate of six percent (6%), of the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

         For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

         Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.1 Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent thereunder.

8.2 Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

         No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

         Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building.

         In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

8.5 After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

                  (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

                  (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings with brokers other than the Brokers, if any, designated in
         Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Section 1.1 hereof.

8.9 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid:

                  If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

                  If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to Robert L. Birnbaum, Esq., Foley, Hoag & Eliot, One Post Office Square, Boston, MA 02109.

         Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

         Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

         Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided, that the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may request. Tenant hereby appoints such mortgagee (from time to time) as Tenant's attorney-in-fact to execute such subordination upon default of Tenant in complying with such mortgagee's (from time to time) request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

         If in connection with obtaining financing for the Building or Complex, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary or other obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

8.16 Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years, provided, that Landlord and any such Interested Party first executes Tenant's confidentiality non-disclosure agreement in the form attached hereto as Exhibit E.. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party.

8.17 (A) If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by Fleet Boston) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         (B) Landlord shall never be liable for any failure to make repairs which, under the provisions of this Lease, Landlord has undertaken to make unless:

                  (a) Tenant has given notice to Landlord of the need to make such repairs, or of a condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and

                  (b) Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice.

         In the event Landlord fails to make such repairs as are required of Landlord within thirty (30) days after written notice from Tenant to Landlord and to the holder of any mortgage on the Premises of which Landlord has given Tenant notice or of which Tenant has actual notice, specifying the nature of such repairs (or if such repairs are of the type which cannot be completed within thirty (30) days, then if Landlord or the holder of any such mortgage (at the option of such mortgagee) fails to (i) commence making such repairs within thirty (30) days after such written notice from Tenant and (ii) thereafter prosecute such repairs to completion with due diligence given the nature of such repairs), then thereafter at any time prior to Landlord's or such mortgagee's commencing such repairs or subsequent to Landlord or such mortgagee commencing such repairs if Landlord or such mortgagee has not prosecuted such repairs to completion with due diligence given the nature of such repairs, Tenant may, but need not, make such repairs and charge the reasonable cost thereof to Landlord; provided, however, that in the case of emergency repairs (i) such notice by Tenant to Landlord and such mortgagee need not be in writing, and (ii) Tenant may make such emergency repairs and charge the reasonable cost thereof to Landlord if either Landlord or such mortgagee has not made such emergency repairs within a reasonable time after such notice. If Landlord fails to reimburse Tenant for such reasonable costs within thirty (30) days after the submission to Landlord of documentation describing the nature of such repair work performed by or for Tenant, Tenant shall have the right to commence and prosecute suit against Landlord to collect such reasonable costs. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent or additional rent payable under this Lease for any reason relating to this Section 8.17(B).

8.18 Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at double the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

8.19 Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.20 (A) Provided that at the time of the exercise of the option to extend (hereinafter referred to) and at the commencement of the option period
         (i) no Event of Default exists and (ii) Tenant has not assigned this Lease or has not subleased the Premises (except for an assignment or subletting permitted under Section 5.6.1 or the term of which has expired) and (iii) this Lease is still in full force and effect, Tenant shall have the right to extend the Term upon all the same terms, conditions and provisions herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of two (2) years as hereinafter set forth. The option period is sometimes herein referred to as the "Extended Term".

         (B) If Tenant desires to exercise the then option to extend the Term, then Tenant shall give notice to Landlord, not earlier than twelve (12) months nor later than six (6) months prior to the expiration of the then current Term of this Lease of Tenant's request for

         Landlord's quotation of the annual fair market rent for the Premises as of the commencement date of the Extended Term, such quotation to be based on the use of the Premises as first class office space in the Boston West Suburban Market (hereinafter called the "Annual Market Rent"). Within thirty (30) days after Landlord's receipt of Tenant's notice requesting such a quotation, Landlord shall notify Tenant of Landlord's quotation of the Annual Market Rent (which in no event shall be less than the Annual Fixed Rent for the last year of the Lease Term then in effect). In order to exercise its rights hereunder, Tenant shall, within fifteen (15) days after receipt by Tenant of Landlord's quotation of the Annual Market Rent, give written notice that it exercises its option to extend the Term of this Lease, in which case the Term of this Lease shall be extended for an additional term of two
         (2) years upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent shall be equal to the Annual Market Rent as quoted by Landlord; provided, however, in no event shall the Annual Fixed Rent payable during the option period be less than the Annual Fixed Rent for the last year of the Lease Term then in effect. Upon the giving of such notice, this Lease and the Lease Term hereof shall be extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term but the failure to so enter into such a written instrument shall not negate the exercise of the option to extend. Upon the giving of such notice of extension as aforesaid all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires. Notwithstanding anything here contained to the contrary, in no event shall the Lease Tenn hereof be extended for more than two (2) years after the expiration of the Original Term hereof.

8.21 If Landlord shall not have received any payment or installment of rent on or before the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet Boston from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed additional rent and shall be paid by Tenant to Landlord upon demand.

8.22 This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

WITNESS:                                    LANDLORD:

/s/ [illegible] Marie Cameron               /s/ S. A. Baker
                                            ---------------------------------
                                            STACEY A. BAKER, FOR THE TRUSTEES
                                            OF ELANDZEE TRUST PURSUANT TO
                                            WRITTEN DELEGATION, BUT NOT
                                            INDIVIDUALLY


                                            TENANT:

                                            CENTRA SOFTWARE, INC.

                                            By: /s/ Anthony J. Mark
                                                --------------------------
                                            Name ANTHONY J. MARK
                                                 -------------------------
                                            Title PRESIDENT (OR VICE
                                                  ------------------------
                                                  PRESIDENT)
                                            ------------------------------
                                            HEREUNTO DULY AUTHORIZED

ATTEST:

By                                          By: /s/ Stephen A. Johnson
  ------------------------                     ---------------------------
Name                                        Name    STEPHEN A. JOHNSON
    ----------------------                       -------------------------
Title SECRETARY (OR                         Title:  TREASURER (OR
      --------------------                        ------------------------
ASSISTANT SECRETARY                                 ASSISTANT TREASURER)
--------------------------                  ------------------------------
                                            HEREUNTO DULY AUTHORIZED

                                                    (CORPORATE SEAL)

                                    EXHIBIT A

         The premises located in Lexington, Middlesex County, Massachusetts, being shown on that certain plan entitled "Plan Of Land in Lexington, Mass. For Boston Properties dated February 17, 1984, prepared by Joseph W. Moore Co., Land Surveyors and Civil Engineers, a Division of Boston Survey consultants, Inc., which plan is recorded with the Middlesex South District Registry of Deeds as Plan No. 400 of 1984. Said premises are more particularly bounded and described according to said plan, as follows:

         Beginning at a point at the Northerly corner of premises at its intersection with Bedford Street, thence running S 41 DEG. 48' 54" E by said Bedford Street, One Hundred Ninety-Two and 28/100
         (192.28) feet;

         Thence running along a curve on said Bedford Street having a radius of 3200.00', a distance of Two Hundred Five and 87/100 (205.87) feet to a point;

         Thence running S 38 DEG. 07' 44" E, along said Bedford Street, a distance of Seven and 45/100 (7.45) feet;

         Thence running S 12 DEG. 52' 18" E a distance of Fifty-Six and 66/100 (56.66) feet to a Mass. Highway Bound (MHB), as shown on said plan;

         Thence running S 33 DEG. 33' 25" E a distance of 230.30 feet to a Mass Highway Bound (MHB), as shown on said plan;

         Thence running by a curve of the Northern Circumferential Highway (Route 128-Ramp) as shown on said plan, which curve has a radius of
         300.00 feet, a distance of Three Hundred and 99/100 (300.99).feet to a point;

         Thence running by said curve of said Northern Circumferential Highway having a radius of 300.00 feet, a distance of One Hundred One and 79/100 (101.79) feet to a point;

         Thence running S 43 DEG. 22' 09" W by said Northern Circumferential Highway, a distance of Two Hundred Thirty-Two and 94/100 (232.94) feet to a point;

         Thence running by a curve of said Northern Circumferential Highway having a radius of 280.00 feet, a distance of 95.00 feet to a point;

         Thence turning and running N 39 DEG. 30' 59" W a distance of Forty-Seven and 45/100 (47.45) feet to a point;

         Thence turning and running S 54 DEG. 29' 48" W by land N/F of
         Bean & Deming a distance of Seven Hundred Eleven and 14/100 (711.14) feet to a point;

         Thence turning and running N 42 DEG. 11' 12" W, by land N/F of Town of Lexington, a distance of Two Hundred Seventy-Two (272.00) feet to a point;

         Thence turning and running N 42 DEG. 46' 02" E by said land N/F of Town of Lexington, a distance of Six Hundred Fifty-Five 16/100 (655.16) feet to a point;

         Thence turning and running N 63 DEG. 50' 44" E by said land N/F of Town of Lexington, a distance of Five Hundred Eighty-Seven and 14/100 (587.14) feet to a point;

         Thence turning and running N 53 DEG. 59' 18" E by land N/F of
         Lexington Chalet, Inc., a distance of Eighty-One Hundredths (0.81) feet to a point;

         Thence running N 49 DEG. 24' 01" E by said land N/F of
         Lexington Chalet, Inc., a distance of Six Hundred Sixty-Seven and 51/100 (667.51) feet to a point;

         Thence running N 49 DEG. 40' 06" E by said land N/F of
         Lexington Chalet, Inc., and by two lines measuring in total One Hundred Sixty and 89/100 (160.89) feet to a point;

         Thence running N 48 DEG. 13' 46" E by said land N/F of
         Lexington Chalet, Inc., a distance of Fifty-Four and 49/100 (54.49) feet to a point;

         Thence running N 51 DEG. 33' 50" E, by said land N/F of
         Lexington Chalet, Inc., a distance of Fifty-Four and 24/100 (54.24) feet to the point and place of beginning.

         Portions of said premises are registered Land and are shown as (i) Lot 1 On Land Court Plan 9475Y and (ii) Lot 393 on Land Court Plan 9475-2. Said registered land is more particularly described in Certificates of Title No. 161938 in Registration Book 939, Page 188.

                                    EXHIBIT C

                                LANDLORD SERVICES

I.       CLEANING:

         Cleaning and janitor services as provided below:

         A.  OFFICE AREAS:

             DAILY:   (Monday through Friday, inclusive, holidays excepted).

             1. Empty all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

             2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

             3.       Vacuum all rugs and carpeted areas.

             4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

             5.       Wash clean all water fountains and sanitize.

             6. Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

             7.       Wipe clean all chrome and other bright work.

             8.       Hand dust grill work within normal reach.

             9. Main doors to premises shall be locked and lights shut off upon completion of cleaning.

             WEEKLY:

             1.       Dust coat racks and the like.

             2.       Spot clean entrance doors, light switches and doorways.

             QUARTERLY:

             1. Render high dusting not reached in daily cleaning to include:

                      a) dusting all pictures, frames, charts, graphs and similar wall hangings.

                      b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

                      c)       dusting all pipes, ducts and moldings.

                      d)       dusting of all vertical blinds.

                      e) dust all ventilating, air conditioning, louvers and grills.

             2.       Spray buff all resilient floors.

         B.  LAVATORIES:

             DAILY:  (Monday through Friday, inclusive, holidays excepted).

             1.       Sweep and damp mop.

             2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

             3.       Wash both sides of all toilet seats.

             4.       Wash all basins, bowls and urinals.

             5.       Dust and clean all powder room fixtures.

             6. Empty and clean paper towel and sanitary disposal receptacles.

             7.       Remove waste paper and refuse.

             8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

             MONTHLY:

             1.       Machine scrub lavatory floors.

             2.       Wash all partitions and tile walls in lavatories.

             3.       Dust all lighting fixtures and grills in lavatories.

         C.  MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

             DAILY:  (Monday through Friday, inclusive, holidays excepted).

             1. Sweep and damp mop all floors, empty and clean waste
                receptacles, dispose of waste.

             2. Clean elevators, wash or vacuum floors, wipe down walls and doors.

             3. Spot clean any metal work inside lobbies.

             4. Spot clean any metal work surrounding building entrance doors.

             5. Sweep all stairwells and dust handrails.

             MONTHLY:

             1. All resilient tile floors in public areas to be spray
                buffed.

         D.  WINDOW CLEANING:

             All exterior windows shall be washed on the inside and outside surfaces no less than three (3) times per year.

II.      HVAC:

         A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty
                  (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

                  Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

                  i) Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

                  ii) Heating season minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

         B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

                  If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III.     ELECTRICAL SERVICES:

         A.       Landlord shall provide electric power for a combined load of
                  3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

         B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of
                  3.0 watts per square foot.

         C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.      ELEVATORS

         Provide passenger elevator service.

V.       WATER:

         Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.      CARD ACCESS SYSTEM:

         Landlord will provide a card access system at one entry door of the building.

                                    EXHIBIT E

                              CENTRA SOFTWARE, INC.
                    CONFIDENTIALITY/NON-DISCLOSURE AGREEMENT


         THIS AGREEMENT, made as of    (the "Effective Date"), by and between

Centra Software, Inc., a Delaware Corporation, having its principal place of business at 430 Bedford Street, Lexington, MA 02173 ("Centra"), and Boston

Properties Limited Partnership having its principal place of business at

Prudential Center 800 Boylston Street, Boston, MA 02199-8001 (Boston

Properties).

This Confidentiality/Non-Disclosure Agreement ("Agreement") by and between Centra and Boston Properties states the obligations of the parties hereto with respect to Centra's disclosure of confidential and proprietary information of a financial or commercial nature in connection with the lease hereof. Centra will not make such disclosures without Boston Properties' agreement to maintain confidential treatment of such information. The Agreement shall commence on the date Centra executes this Agreement and shall terminate one year therefrom.

The Authorized Company Representative's signature on this Agreement obligates any and all members of Boston Properties to uphold the terms and conditions of Agreement, unless otherwise designated by an Officer of Centra.

As such, the parties hereto agree as follows:

1. Boston Properties will not disclose or use any business information received of Centra designated as "Confidential," or "Proprietary," or in like words, "Confidential Information," without the prior written consent of Centra and then only to the extent specified in such consent.

2. Such Confidential Information is limited to Centra's financial information, marketing and sales data and plans, and other information that may be requested by Boston Properties in connection with the lease hereof. The Confidential Information may be disclosed to Boston Properties in writing, in other tangible form, or electronically, orally, or visually.

3. Boston Properties agrees to treat Confidential Information as it would its own confidential information and to disseminate it within Boston Properties only to the extent necessary for the purposes hereof and only to Boston Properties' employees, lenders, attorneys or consultants bound to maintain confidentiality.

4. Boston Properties shall at no time, either during or after the term of this Agreement, or for a period of one (1) year after its expiration:

         4.1. Publish, disclose, or otherwise divulge any of Centra's Confidential Information to any person, except its officers and employees on a need-to-know basis, or
         4.2. Permit its officers, lenders, attorneys or employees to divulge Centra's Confidential Information without the prior written consent of Centra.
         4.3. Not use Confidential Information except in the course of duties under these terms and conditions.
         4.4. Upon request by Centra, Boston Properties agrees to immediately return to Centra all of Centra's Confidential Information in its possession, custody, or control, with a letter confirming that the Confidential Information has in no way been reproduced or copied or that all copies have been returned.

5. The Confidential Information restrictions will not apply to information which is (1) publicly known at the time of its disclosure, (2) lawfully received from a third party not bound in a confidential relationship to Centra, (3) published or otherwise made known to the public by Centra,
         (4) generated independently before its receipt from Centra, or (5) required to be disclosed pursuant to court order, duly authorized subpoena, or governmental authority or any other administrative or judicial proceeding or as required by law and notice is provided to Centra prior to such disclosure.

6. In no event shall Boston Properties be liable for any indirect or consequential damages in connection with this agreement.

7. This Agreement shall be binding on the parties, and their successors and assigns. The laws of The Commonwealth of Massachusetts, United States of America, shall govern this Agreement. Any legal action or proceeding with respect to this Agreement shall be brought in the Courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. This Agreement shall remain in effect with respect to any Confidential Information during the period of the lease hereof.

IN WITNESS WHEREOF, the authorized representatives of the parties acknowledge that they have read, understood, and agree to be bound by the terms and conditions of this agreement, and that this Agreement is executed as of the date set forth below.

Centra Software, Inc.                                Boston Properties Limited Partnership
                                                     By Boston Properties, Inc., its General Partner:

By:                                                  By:
   ---------------------------------------              ---------------------------------------------


------------------------------------------           ------------------------------------------------
(Printed or typed)                                   (Printed or typed)

Title:                                               Title:
      ------------------------------------                 ------------------------------------------
Date:                                                Date:
     -------------------------------------                 ------------------------------------------

                            FIRST AMENDMENT TO LEASE

         FIRST AMENDMENT TO LEASE dated as of this ____ day of ____________, 1999, by and between Mortimer B. Zuckerman and Edward H. Linde as TRUSTEES OF ELANDZEE TRUST under Declaration of Trust dated MARCH 27, 1972, recorded with the Middlesex South District Registry of Deeds in Book 12237, Page 161 as amended by instrument dated January 23, 1991 recorded with said Registry of in Book 20987, Page 157, but not individually ("Landlord") and CENTRA SOFTWARE, INC., a Delaware corporation ("Tenant").

                                 R E C I T A L S

         By Lease dated July 21, 1999, (the "Lease"), Landlord did lease to Tenant and Tenant did lease from Landlord 19,349 square feet of rentable floor area (the "Rentable Floor Area of the Initial Premises") on the second floor of the building (the "Building") known as and numbered 430 Bedford Street, Lexington, Massachusetts (referred to in the Lease as the "Premises" or "Tenant's Space") and hereinafter sometimes referred to as the "Initial Premises".

         Tenant has determined to Lease from Landlord an additional 3,490 square feet of rentable floor area (the "Rentable Floor Area of the Additional Premises") on the first floor of the Building, which space is shown on Exhibit A attached hereto (the "Additional Premises").

         Landlord and Tenant are entering into this instrument to set forth said leasing of the Additional Premises, to integrate the Additional Premises into the Lease and to amend the Lease.

         NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

         1. Effective as of September 27, 1999 (the "Additional Premises Commencement Date") the Additional Premises shall constitute a part of the "Premises" (and "Tenant's Space") demised to Tenant under the Lease, so that the "Tenant's Space" (as defined in Section 1.1 of the Lease) and the "Premises" (as defined and used in the Lease), shall include the Initial Premises and the Additional Premises. By way of example, the option to extend the Term of the Lease contained in Section 8.20 of the Lease shall apply to the Initial Premises and the Additional Premises collectively, but not to either space independently.

         2. The remainder of the Term of the Lease for the Initial Premises and the Additional Premises shall be coterminous. Accordingly, the following is hereby added to the definition of the "Term" of the Lease as set forth in Section 1.1 of the
                  Lease:

                  TERM: As to the Additional Premises, a period beginning on the Additional Premises Commencement Date and ending on August 31, 2001, unless sooner terminated or extended as provided in the Lease as amended.

         3. (A) Annual Fixed Rent for the Initial Premises shall continue to be paid by Tenant as provided in the Lease.

                  (B) Annual Fixed Rent for the Additional Premises from the Additional Premises Commencement Date through August 31, 2001, shall be payable at the annual rate of $97,720.00 (being the product of (i) $28.00 and (ii) the Rentable Floor Area of the Additional Premises (being 3,490 square feet)); provided, however, that Tenant shall not be responsible for payments of Annual Fixed Rent until December 15, 1999 (the "Additional Premises Rent Commencement Date").

                  (C) Annual Fixed Rent for the Initial Premises and the Additional Premises during the extension option period (if exercised) shall be as provided in Section 8.20 of the Lease.

         4. Notwithstanding that, Tenant's payments for Annual Fixed Rent shall not commence until the Additional Premises Rent Commencement Date, Tenant shall comply with all other terms of the Lease with respect to the Additional Premises as and at the times provided for in the Lease.

         5. For the purposes of computing Tenant's payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease) and Tenant's Payments for operating expenses pursuant to Section 2.6 of the Lease, for the portion of the Lease Term on and after the Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall include the Rentable Floor Area of the Additional Premises (being 3,490 square feet). For the portion of the Lease Term prior to the Additional Premises Commencement Date, the Rentable Floor Area of the Premises shall be as provided in the Lease for such purposes.

         6. (A) From and after the Additional Premises Commencement Date, for the purposes of computing Tenant's payments for real estate taxes pursuant to Section 2.7 of the Lease with respect to the Additional Premises, the following is hereby added to the definition of "Base Taxes" contained in Section 1.1 of the
                  Lease:

                           BASE TAXES: With respect to the Additional Premises only, Landlord's Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2000, being the period from July 1, 1999 through June 30, 2000.

                  Such definition shall remain unchanged with respect to the Initial Premises.

                  (B) Further, for purposes of determining and calculating the Tenant's obligations to make payment for real estate taxes pursuant to Section 2.7 of the Lease respecting the Additional Premises, (i) all references in Section 2.7 of the Lease to the "Premises" shall be deemed to be references to the Additional Premises; (ii) all references in Section 2.7 to the "Rentable Floor Area of Tenant's Space" shall be deemed to be references to the Rentable Floor Area of the Additional Premises (being 3,490 square feet); and (iii) in the definitions of "Landlord's Tax Expenses Allocable to the Premises" and "Base Taxes Allocable to the Premises" the reference to the "Rentable Floor Area of Tenant's Space" shall mean said Rentable Floor Area of the Additional Premises.

         7. As of the Additional Premises Commencement Date, the definition of "Number of Parking Spaces" contained in Section
                  1.1 of the Lease, shall be deleted in its entirety and replaced with the following:

                  NUMBER OF
                  PARKING SPACES:   Thirty Six (36) during the period from the
                                    Additional Premises Commencement Date
                                    through February 28, 2000; Forty Six (46) during the period from March 1, 2000 through July 31, 2001; and Seventy Six (76) during the period from August 1, 2001 through the scheduled expiration date of the Term unless extended or sooner terminated.

         8. Landlord agrees at its expense to clean the carpeting in the Additional Premises and re-lamp the Additional Premises as may be required. In addition, Landlord shall provide signage identifying Tenant's name on the Tenant entry and lobby directory. The failure of Landlord to complete such work prior to any particular date shall not entitle Tenant to any abatement or reduction of Annual Fixed Rent or additional rent or the right to withhold or set off against Annual Fixed Rent or additional rent nor give rise to any right to terminate the Lease or this First Amendment.

         9. The 3,848 square feet of space located on the second floor of the Building (the "3,848 Space") shown on Exhibit B attached hereto is currently leased to Whittman-Hart, Inc. (successor to Waterfield Technology Group, Inc.) pursuant to a lease dated September 20, 1993 as amended (the "Waterfield Lease"). If upon the expiration or earlier termination of the Waterfield Lease, Landlord and Tenant enter into an amendment to the Lease for the leasing of the 3,848 Space (the "3,848

                  Amendment"), Landlord agrees upon Tenant's written request to remove the Additional Premises from the space leased to Tenant pursuant to the Lease as of the commencement of the term for the 3,848 Space (the "3,848 Commencement Date") and Tenant shall be relieved of all obligations under the Lease with respect to the Additional Premises subsequent to the date of such removal. Any such removal shall be conditioned upon (i) Tenant actually occupying the 3,848 Space, (ii) Tenant commencing rental payments for the 3,848 Space, (iii) there being no "Event of Default" (as defined in Section 7.1) as of the date of such removal, (iv) Tenant having paid all Annual Fixed Rent and additional rent due under the Lease through the date of such reduction and (v) Tenant shall have requested such reduction as provided in the previous sentence prior to the 3,848 Commencement Date, time being of the essence. In the event the Additional Premises are so removed pursuant to this
                  Section 8, Tenant shall quit, vacate and surrender the Additional Premises in the condition required by the Lease upon the expiration or earlier termination of the Lease Term.


         10. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than Fallon Hines O'Connor (the "Recognized Broker"); and in the event any claim is made against Landlord relative to dealings by Tenant with brokers other than the Recognized Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

                  (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Recognized Broker; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

         11. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

         12. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as herein amended.

         EXECUTED as a sealed instrument as of the date and year

first above written.

WITNESS:                            LANDLORD:


--------------------------------    ------------------------------------
                                    STACEY A. BAKER, FOR THE TRUSTEES OF
                                    ELANDZEE TRUST PURSUANT TO WRITTEN
                                    DELEGATION, BUT NOT INDIVIDUALLY

ATTEST:                             TENANT:

By                                  CENTRA SOFTWARE, INC.
  -----------------------------
Name
    ---------------------------
Title SECRETARY (OR                 By
      -------------------------       ----------------------------
      ASSISTANT SECRETARY)          Name
      -------------------------         --------------------------
                                    Title PRESIDENT (OR VICE
                                         -------------------------
                                          PRESIDENT)
                                         -------------------------
                                          HERETO DULY AUTHORIZED

                                    By
                                      ----------------------------
                                    Name
                                        --------------------------
                                    Title TREASURER (OR ASSISTANT
                                          ------------------------
                                          TREASURER)
                                          ------------------------
                                          HERETO DULY AUTHORIZED

                                             (CORPORATE SEAL)